UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

InPoint Commercial Real Estate Income, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40833	32-0506267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 826-8228

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share	ICR PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Determination of September 30, 2024 NAV per Share

InPoint Commercial Real Estate Income, Inc. (the “Company,” “we,” “our”) calculates net asset value (“NAV”) per share in accordance with the valuation guidelines that have been approved by its board of directors (the “Board”). Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inland-investments.com/inpoint. The “Net Asset Value Calculation and Valuation Guidelines” section of our prospectus for our public offering (SEC Registration No. 333-264540), as supplemented, contains details regarding how our NAV is determined. Inland InPoint Advisor, LLC, our Advisor, is ultimately responsible for determining our NAV. We have included a breakdown of the components of total net asset value attributable to common stock and NAV per share for September 30, 2024.

Our total net asset value attributable to all classes of our common stock in the aggregate is presented in the following table. As of September 30, 2024, we had not sold any Class S shares of common stock in our public offering. As previously announced, on January 30, 2023, our Board unanimously approved the suspension of the sale of shares in the primary portion of our public offering and through our amended and restated distribution reinvestment plan. The following table provides a breakdown of the major components of our total net asset value attributable to common stock as of September 30, 2024 ($ and shares in thousands, except per share data):

Components of NAV	September 30, 2024
Commercial mortgage loans	$647,280
Real estate owned	24,035
Cash and cash equivalents and restricted cash	58,821
Other assets	5,992
Repurchase agreements - commercial mortgage loans	(418,765)
Loan participations sold	(56,322)
Due to related parties	(1,541)
Distributions payable	(1,051)
Interest payable	(2,412)
Accrued stockholder servicing fees (1)	(229)
Other liabilities	(1,638)
Preferred stock	(87,231)
Net asset value attributable to common stock	$166,939
Number of outstanding shares	10,118
Aggregate NAV per share	$16.4992

(1)
Stockholder servicing fees only apply to Class T, Class S, and Class D shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S, and Class D shares. As of September 30, 2024, we had accrued under GAAP $645 of stockholder servicing fees payable to Inland Securities Corporation (the “Dealer Manager”) related to the Class T and Class D shares sold. As of September 30, 2024, we had not sold any Class S shares and, therefore, we had not accrued any stockholder servicing fees payable to the Dealer Manager related to Class S shares. The Dealer Manager does not retain any of these fees, all of which are retained by, or reallowed (paid) to, participating broker-dealers and servicing broker-dealers for ongoing stockholder services performed by such broker-dealers.

The following table provides our total NAV attributable to common stock and NAV for each class of common stock in each case as of September 30, 2024 ($ and shares in thousands, except per share data):

NAV Per Share	Class P	Class A	Class T	Class S	Class D	Class I	Total
Net asset value attributable to common stock	$141,186	$12,336	$4,827	$—	$794	$7,789	$166,939
Number of outstanding shares	8,563	746	290	—	48	471	10,118
NAV per share as of September 30, 2024	$16.4883	$16.5389	$16.6247	$—	$16.5422	$16.5380	$16.4992

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPOINT COMMERCIAL REAL ESTATE INCOME, INC.

Date:	October 15, 2024	By:	/s/ Catherine L. Lynch
Catherine L. Lynch Chief Financial Officer